Exhibit 10.8

OPTION AND ASSIGNMENT AGREEMENT

This OPTION AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of July 29, 2013, is made and entered into by and among Dorian LPG Ltd., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Dorian (Hellas) S.A., a company organized and existing under the laws of Panama (“Dorian”), SEACOR Gas Transport Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (“SEACOR MI”), and Dorian Holdings LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Dorian Holdings”).

WHEREAS, Dorian entered into that certain Option Agreement (the “Option Vessels Agreement”), dated as April 29, 2013, with Hyundai Heavy Industries Co., Ltd. (the “Builder”), pursuant to which the Builder agreed to give an option to Dorian (such one-time option right, the “Option”) to purchase one, two or three 84,000 M3 LPG Carriers (collectively, the “Vessels”) exercisable on or prior to February 28, 2014 (such date, the “Deadline”).

WHEREAS, in connection with the Option Vessels Agreement, SEACOR MI, certain of its subsidiaries, and Dorian entered into that certain Option Agreement, dated as of April 29, 2013, pursuant to which Dorian (in its capacity as a party to the Option Vessels Agreement) granted to SEACOR MI, and SEACOR MI acquired from Dorian, the right to cause Dorian to declare, either individually or collectively, certain of the options for the Vessels for SEACOR MI’s benefit pursuant to the terms of the Option Vessels Agreement, and for Dorian to retain certain rights with respect to certain of the Vessels pursuant to the terms and conditions thereto (the “Option Agreement”).

WHEREAS, Dorian assigned to Dorian Holdings all of its right, title and interest in the Option Agreement pursuant to that certain Assignment, Assumption and Purchase Agreement, dated as of July 29, 2013 (the “Assignment, Assumption and Purchase Agreement”).

WHEREAS, contemporaneously with the execution of the Assignment, Assumption and Purchase Agreement, SEACOR Holdings Inc., a Delaware corporation and ultimate parent of SEACOR MI (“Holdings”), and Dorian executed and delivered the Termination Agreement pursuant to which Holdings and Dorian terminated (i) the Memorandum of Understanding Regarding Option Agreement, dated as of April 29, 2013, (ii) the Memorandum of Understanding, dated as of April 29, 2013, and (iii) the Memorandum of Understanding Regarding Operating Agreement, dated as of April 29, 2013, in each case such that the foregoing agreements are of no further force or effect.

WHEREAS, Dorian Holdings and SEACOR MI now wish to assign to the Company all of their respective right, title and interest in the Option Agreement, in consideration of the Company assuming all obligations under the Option Agreement associated with the exercise of the Option.

WHEREAS, in furtherance of the foregoing, pursuant to the terms and subject to the conditions of this Agreement, Dorian wishes to restate the Option Agreement and grant the Company the right to cause Dorian (in its capacity as a party to the Option Vessels Agreement) to exercise for the Company’s benefit the Option and to deliver to the Builder a single written declaration that identifies each of the Vessels that the Company may declare an interest in acquiring (such single written notice, the “Declaration”).

NOW, THEREFORE, for and in consideration of the premises, mutual agreements, covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to as follows:

ARTICLE I

ASSIGNMENT; NOVATION

Section 1.01                             Assignment.  Dorian Holdings and SEACOR MI hereby assign, convey, transfer and deliver to the Company all of their right, title and interest in and under the Option Agreement, and the Company hereby acquires and accepts from Dorian Holdings and SEACOR MI all the right, title and interest of Dorian Holdings and SEACOR MI in and under the Option Agreement.

Section 1.02                             Novation.  Upon the request of the Company, Dorian shall approach the Builder and shall use commercially reasonable best efforts to have the Options Vessels Agreement novated from itself into the name of the Company and as and if such novation is able to be implemented, this Agreement shall be null and void and cease to be of any further force and effect as of the effective date of novation.

ARTICLE II

OPTION

Section 2.01                             Support of Terms.  The parties hereto agree that, notwithstanding the terms and conditions of the Option Vessels Agreement, their intent is to grant to the Company certain rights with respect to its investment in or rights to invest in the Vessel(s) as more particularly set forth in this Agreement.

Section 2.02                             Option—General Requirements to Exercising the Option with and Delivering the Declaration to the Builder.  The parties hereto acknowledge and agree that the following shall apply with respect to Dorian’s exercise of the Option and delivery of the Declaration to the Builder:

(a)                                 Content of the Declaration.  Dorian shall deliver to the Builder a single written Declaration that identifies each of the declared Vessels that the Company has an interest in acquiring.

(b)                                 Power to Exercise the Option and to Deliver the Declaration.  Dorian shall only be permitted to exercise the Option and to deliver a Declaration to the Builder as directed by the Company.

(c)                                  Timing of the Delivery of the Declaration.  The Declaration shall be delivered by Dorian to the Builder on the Deadline or on an earlier date as directed by the Company.

Section 2.03                             Exercise Notice.  At any time following the date hereof until the day that is one calendar day prior to the Deadline (such date, the “Exercise Due Date”), the Company shall have the right, but not the obligation, to deliver a written notice to Dorian (the “Exercise Notice”) that (i) irrevocably declares the Company’s interest to acquire the Vessel(s) set forth in the Exercise Notice and (ii) directs Dorian to exercise the Option with respect to such identified Vessel(s) and to include such identified Vessel(s) in the Declaration when delivered to the Builder. In the event that such Exercise Notice is given, Dorian shall be obliged to issue to the Builder its irrevocable and unconditional written guarantee under Clause 12 of the Option Vessels Agreement; provided that the Company shall have first offered to issue its irrevocable and unconditional written guarantee in lieu thereof and the Builder shall have rejected such offer.  To the extent that the Builder has rejected the Company’s offer to issue its irrevocable and unconditional written guarantee, the Company (or its successor acceptable to Dorian) shall be obligated to issue to Dorian an irrevocable and unconditional written guarantee for any amounts payable by Dorian in connection with the applicable performance guarantee issued by Dorian to the Builder pursuant to Clause 12 of the Option Vessels Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01                             Representations of the Company.  The Company hereby represents, warrants and covenants to Dorian, SEACOR MI and Dorian Holdings that:

(a)                                 the transactions contemplated by this Agreement are within the Company’s corporate power and authority and have been duly authorized by all necessary action of its shareholders, directors or officers;

(b)                                 this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to the Company or the organizational documents of v or any order of any governmental authority applicable to any of such parties, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by the Company.

Section 3.02                             Representations and Covenants of Dorian.  Dorian hereby represents and warrants to the Company, SEACOR MI and Dorian Holdings that:

(a)                                 the transactions contemplated by this Agreement are within Dorian’s corporate power and authority and have been duly authorized by all necessary action of its shareholders, directors or officers;

(b)                                 this Agreement has been duly executed and delivered by Dorian and constitutes a legal, valid and binding obligation of Dorian, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to Dorian or the organizational documents of Dorian or any order of any governmental authority applicable to Dorian, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Dorian or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by Dorian.

Section 3.03                             Representations and Covenants of SEACOR MI.  SEACOR MI hereby represents and warrants to the Company, Dorian and Dorian Holdings that:

(a)                                 the transactions contemplated by this Agreement are within SEACOR MI’s corporate power and authority and have been duly authorized by all necessary action of its shareholders, directors or officers;

(b)                                 this Agreement has been duly executed and delivered by SEACOR MI and constitutes a legal, valid and binding obligation of SEACOR MI, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to SEACOR MI or the organizational documents of SEACOR MI or any order of any governmental authority applicable to SEACOR MI, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon SEACOR MI or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by SEACOR MI.

Section 3.04                             Representations and Covenants of Dorian Holdings.  Dorian Holdings hereby represents and warrants to the Company, Dorian and SEACOR MI that:

(a)                                 transactions contemplated by this Agreement are within Dorian Holdings’ limited liability company power and authority and have been duly authorized by all necessary action of its members, managers or officers;

(b)                                 this Agreement has been duly executed and delivered by Dorian a Holdings nd constitutes a legal, valid and binding obligation of Dorian Holdings, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c)                                  entry into this Agreement and the transactions contemplated by this Agreement (i) do not and will not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (ii) will not violate any law or regulation applicable to Dorian Holdings or the organizational documents of Dorian Holdings or any order of any governmental authority applicable to Dorian Holdings, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Dorian Holdings or any of its assets, and (iv) will not give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by Dorian Holdings.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.01                             Additional Covenants of Dorian.  In addition to the covenants set forth elsewhere in this Agreement, Dorian hereby also covenants and agrees that:

(a)                                 Dorian shall properly deliver to the Builder the Declaration in accordance with the terms and conditions of the Option Vessels Agreement and shall include in the Declaration any and all Vessels being declared by the Company in accordance with the terms and conditions of this Agreement.

(b)                                 Simultaneously with its delivery to the Builder of the Declaration, Dorian shall provide the Company with a copy of the Declaration.

ARTICLE V

MISCELLANEOUS

Section 5.01                             Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section:

If to the Company:

c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06878
Tel: 203-978-1234
Fax: 203-359-8159
Email: john.hadjipateras@dorianlpg.com
Attention: President

If to Dorian:

c/o Dorian (Hellas) S.A.
102/-104 Kolokotroni Street
Piraeus 185 35, Greece
Email: markakis@dorian-hellas.gr
Attention: President

If to SEACOR MI:

c/o SEACOR Holdings Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, FL
Facsimile No.: (954) 527-1772
Email: probinson@ckor.com
Attention: Paul L. Robinson

If to Dorian Holdings:

c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, CT 06878
Tel: 203-978-1234
Fax: 203-359-8159
Email: Email: john.hadjipateras@dorianlpg.com
Attention: President

Section 5.02                             Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 5.03                             Rescission.  The parties hereby agree that this Agreement shall be rescinded and of no force and effect retroactive to the date hereof if the private placement of up to 68,800,000 shares of common stock of the Company is not consummated by July 30, 2013 and, in such event, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to rescind the transactions contemplated by this Agreement.

Section 5.04                             Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all parties hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.05                             No Third Party Beneficiary.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.06                             Assignment; Successors.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned, directly or indirectly, by any party hereto without the other parties’ prior written consent, and any attempt to do so will be void.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.07                             Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.08                             Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 5.09                             Governing Law.  Except as set forth below, this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York excluding choice or conflict of law provisions or rules (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Section 5.10                             Consent to Jurisdiction, etc.

(a)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims or causes of action (whether in contract, tort or otherwise) in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in this Section.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.11                             Waiver of Punitive and Other Damages and Jury Trial.

(a)                                 EXCEPT TO THE EXTENT OTHERWISE SET FORTH HEREIN, THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL (OTHER THAN FOR LOST PROFITS) OR PUNITIVE DAMAGES RELATING TO THE BREACH OF THIS AGREEMENT, OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)                                  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

Section 5.12                             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives effective as of the day and year first above written.

DORIAN LPG LTD.

By:	/s/ John Hadjipateras
Name:	John Hadjipateras
Title:	President

DORIAN (HELLAS) S.A.

By:	/s/ Constantine J. Markakis
Name:	Constantine J. Markakis
Title:	President/Director

SEACOR GAS TRANSPORT CORPORATION

By:	/s/ Matthew R. Cenac
Name:	Matthew R. Cenac
Title:	Vice President/Treasurer

DORIAN HOLDINGS LLC

By:	/s/ John Hadjipateras
Name:	John Hadjipateras
Title:	President

[Option and Assignment Agreement]